UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):     April 28, 2020 (April 22, 2020)

BlueLinx Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32383	77-062735
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Spectrum Circle, Marietta, Georgia		30067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (770) 953-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 22, 2020, BlueLinx Holdings Inc. (the “Company”) received written notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual because its average global market capitalization over a consecutive 30 trading-day period and last reported stockholders’ equity were both below $50 million. Prior to the significant stock market decline triggered by the COVID-19 pandemic, the Company’s market capitalization was above $50 million.

On April 28, 2020, the Company submitted a plan to the NYSE to advise the NYSE of definitive action the Company is taking to regain conformity with the continued listing standards within 18 months of receipt of the NYSE notice. The NYSE will have 45 days after receipt of the plan to review and determine whether the Company has made a reasonable demonstration of its ability to return to conformity with the relevant standards within the 18-month cure period. The NYSE will either accept the plan, at which time the Company would be subject to ongoing monitoring for compliance with the plan, or the NYSE will not accept the plan and the Company would be subject to suspension and delisting procedures. If the plan is accepted, during the 18-month monitoring period, the Company’s shares will continue to be listed and traded on the NYSE, subject to the Company’s continued compliance with the plan and other NYSE continued listing standards. In addition, in the event that the Company’s common stock trades at levels viewed to be “abnormally low” by the NYSE, the NYSE can take accelerated delisting action with respect to the Company’s common stock. The Company can provide no assurances that it will be able to satisfy any of the steps outlined above and maintain a listing of its shares.

The NYSE notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE, subject to the Company’s compliance with the other NYSE listing standards. The Company will continue to file periodic and other reports with the Securities and Exchange Commission under applicable federal securities laws.

Item 7.01    Regulation FD Disclosure.

On April 28, 2020, the Company issued a press release announcing the matters described in Item 3.01 of this Current Report. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information included in this Item 7.01, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

99.1	Press Release of BlueLinx Holdings Inc., dated April 28, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

Dated: April 28, 2020                    By: /s/ Justin B. Heineman
Justin B. Heineman
Vice President, General Counsel & Corporate Secretary